Exhibit 99.13

FriendFinder Networks Inc.

Interactive Network, Inc.

LETTER TO BROKERS
FOR THE
OFFER TO EXCHANGE

up to $10,630,667 aggregate principal amount

of our 14% Cash Pay Secured Notes Due 2013

and the guarantees thereof

that have been registered under the Securities Act of 1933
for

a like amount of our outstanding, unregistered
14% Cash Pay Secured Notes Due 2013
and the guarantees thereof

Pursuant To The Prospectus

Dated [     ], 2011

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [     ], 2011, (UNLESS EXTENDED BY FRIENDFINDER NETWORKS INC. AND INTERACTIVE NETWORKS, INC. IN THEIR SOLE DISCRETION) (SUCH TIME AND SUCH DATE, AND AS SUCH TIME AND DATE MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE.

[     ], 2011

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

Your prompt action is requested. Enclosed for your consideration is a Prospectus (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) which together describe the offer (the “Exchange Offer”) by FriendFinder Networks Inc., a Nevada corporation ("FFN" or the “Company”) and Interactive Network, Inc., a Nevada corporation ("INI"), to exchange up to $10,630,667 aggregate principal amount of FFN's and INI's registered 14% Cash Pay Secured Notes Due 2013 (the “New Cash Pay Notes”) for a like amount of FFN's and INI's outstanding, unregistered 14% Old Cash Pay Secured Notes Due 2013 (the “Old Cash Pay Notes”) (the "Exchange Offer"). Please furnish copies of the enclosed materials as quickly as possible to those of your clients for whom you hold Old Cash Pay Notes in your name or in the name of your nominee.

Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Prospectus.

We are requesting that you contact your clients for whom you hold Old Cash Pay Notes regarding the exchange offer. For your information and for forwarding to your clients for whom you hold Old Cash Pay Notes registered in your name or in the name of your nominee, or who hold Old Cash Pay Notes registered in their own names, we are enclosing the following documents:

1. The Prospectus;

2. Letter of Transmittal for your use and for the information of your clients;

3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Cash Pay Notes are not immediately available, the Old Cash Pay Notes, the Letter of Transmittal and all other required documents cannot be delivered to the Exchange Agent on or prior to the Expiration Date or the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date;

4. A letter which may be sent to your clients for whose accounts you hold Old Cash Pay Notes registered in your name or in the name of your nominee, with an instruction form provided for obtaining such clients’ instructions with respect to the Exchange Offer; and

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding.

We urge you to contact your clients as promptly as possible. Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on [     ], 2011, unless extended.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal for Old Cash Pay Notes held in certificated form (or facsimile of the Letter of Transmittal) or an agent’s message instead of the Letter of Transmittal for Old Cash Pay Notes held in book-entry form, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, and certificates representing the Old Cash Pay Notes should be delivered to the Exchange Agent or the Old Cash Pay Notes should be tendered by the book-entry procedures described in the Prospectus under “The Exchange Offers-Procedures for Tendering,” all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If a registered holder of Old Cash Pay Notes desires to tender Old Cash Pay Notes, but such Old Cash Pay Notes are not immediately available, or time will not permit such holder’s Old Cash Pay Notes or other required documents to reach the Exchange Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, or the procedure for book-entry transfer cannot be completed at or prior to 5:00 p.m., New York City time, on the Expiration Date, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption, “The Exchange Offers-Procedures for Tendering.”

FFN and INI will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other person in connection with the solicitation of tenders of Old Cash Pay Notes pursuant to the Exchange Offer. FFN and INI, upon request, will reimburse brokers, dealers, commercial banks, and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding any of the enclosed materials to their clients. FFN and INI will pay all transfer taxes to exchange and transfer the Old Cash Pay Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 11 of the Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to U.S. Bank National Association, the Exchange Agent, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

FRIENDFINDER NETWORKS INC.

INTERACTIVE NETWORK, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF FFN, INI, THE EXCHANGE AGENT, THE TRUSTEE, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures